                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

CenterPoint 1001 Busse, LLC, an Illinois limited liability
CenterPoint CMC Holdings, LLC, a Delaware limited liability company
CenterPoint Industrial, LLC, an Illinois limited liability company
CenterPoint Intermodal Holdings, LLC, a Delaware limited liability company CenterPoint Intermodal, LLC, an Illinois limited liability company
CenterPoint O'Hare L.L.C., an Illinois limited liability company
CenterPoint Properties, L.L.C., a Delaware limited liability company CenterPoint Rail Properties, LLC, an Illinois limited liability company CenterPoint, LLC, an Illinois limited liability company
Chicago Manufacturing Campus, LLC, a Delaware limited liability company
Chicago Manufacturing Campus II, LLC, a Delaware limited liability company
CMC Manufacturing Campus Property Owners Association, LLC, an Illinois limited liability company
CIC at Deer Run Property Owners Association, LLC, an Illinois limited liability company
CMC Land Holding Company, LLC, a Delaware limited liability company
CP Financing Corporation II, an Illinois corporation
CP Financing Trust, a Maryland real estate investment trust
East Chicago Partners, L.P., an Indiana limited partnership
Elk Grove Limited Partnership, an Illinois limited partnership
Great Lakes Industrial Partners, L.P., an Indiana limited partnership
O'Hare Tech Center II, LLC, an Illinois limited liability company
Rail Venture, LLC, a Delaware limited liability company
The Edge Venture, an Illinois general partnership
Chicago International Produce Market Condominium Association, an Illinois limited liability company
Elwood Intermodal 1A LLC, a Delaware limited liability company
Elwood Intermodal 1B LLC, a Delaware limited liability company
Elwood Intermodal 1C LLC, a Delaware limited liability company
Elwood Intermodal 1D LLC, a Delaware limited liability company
Elwood Intermodal 1E LLC, a Delaware limited liability company
Elwood Intermodal 1F LLC, a Delaware limited liability company
Elwood Intermodal 1G LLC, a Delaware limited liability company
CenterPoint Intermodal Management LLC, an Illinois limited liability company Chicago Manufacturing Campus Owners Association, a Delaware limited liability company
CenterPoint Rochelle, LLC, an Illinois limited liability company
CenterPoint Joliet, LLC, an Illinois limited liability company
CenterPoint Joliet II, LLC, an Illinois limited liability company
McCook Industrial Center II, LLC, an Illinois limited liability company

        CENTERPOINT REALTY SERVICES CORPORATION, AN ILLINOIS CORPORATION

CIPM, LLC, an Illinois limited liability company
CenterPoint Capital Funding, L.L.C., an Illinois limited liability company CenterPoint Development Corporation, an Illinois corporation
CenterPoint Equipment Capital Corporation, an Illinois corporation CenterPoint Materials Corporation, an Illinois corporation
CenterPoint Realty Management Corporation, an Illinois corporation CenterPoint Resources Corporation, an Illinois corporation
CenterPoint Venture, L.L.C, a Delaware limited liability company
CP Realty Management Co. I, an Illinois corporation